Exhibit 10.6

CONTROL ACCOUNT AGREEMENT (“Agreement”)

          This Agreement is dated as of August 9, 2005, by and among BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, (“Bank”), CORPORATE REALTY INCOME FUND I, L.P. (“Company”) and BANK OF AMERICA, N.A., in its capacity as a Lender and as Agent for itself and Lenders (“Agent”).

          This Agreement refers and applies to the deposit account established by Company at Bank (the “Account”) and listed on Schedule 1 hereto, which is incorporated herein and made a part hereof.  Furthermore, this Agreement supplements, rather than replaces, Bank’s account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (“Account Documentation”), which Account Documentation shall continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, in all cases only to the extent not conflicting with the provisions of this Agreement; however, in the event of any such conflict, the provisions of this Agreement shall control.

          1.          Bank is advised that Agent and Lenders (as such term is defined in the Loan Agreement [“Loan Agreement” is defined below]) are making, have made or may in the future make loans in accordance with an Amended and Restated Loan Agreement dated as of October 12, 2000 (as amended by that certain First Amendment to Amended and Restated Loan Agreement of even date herewith and as the same may further be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Agent, Lenders party thereto from time to time and Company.  Pursuant to the terms of the Loan Agreement and other Loan Documents (as such term is defined in the Loan Agreement), Company has granted to Agent, for itself and the benefit of Lenders, a first priority lien on and security interest in, among other things, the Account, all cash, funds, items, instruments, investments, securities and/or any other amounts on deposit from time to time therein and all proceeds thereof (the foregoing being, “Funds”).  Company hereby affirms that it has granted and/or grants such lien and security interest to Agent, for itself and the benefit of Lenders, and Bank hereby acknowledges Agent’s, for itself and the benefit of Lenders, first priority lien and security interest.

          2.          Agent, for itself and the benefit of Lenders, shall have sole dominion and control over the Account and Funds, and Company hereby agrees and confirms that it has no dominion or control over the Account or Funds and further disclaims any right or ability of any nature to control or otherwise direct or make any claim against the Account or Funds except to the limited extent expressly permitted by Agent under this Agreement.  Bank shall honor all withdrawal, payment, transfer or other fund disposition or other instructions (collectively, “Instructions”) received from Agent concerning the Account and Funds.  Company agrees that Bank shall honor all Instructions received from Agent concerning the Account and/or Funds without any action or further consent by Company and Bank agrees to comply with all Instructions of Agent and to take such actions as shall from time to time be specified by Agent with respect to the Account and/or Funds.

          3.          Company and Bank agree that Company shall have no right to close any Account or, except as otherwise permitted in Section 4 below, issue Instructions or any other right or ability to access or withdraw or transfer funds from or with respect to the Account or Funds without Agent’s prior written consent with respect thereto.  Bank has not and will not agree with Company or any third party to comply with instructions or other directions concerning the Account and/or Funds other than as set forth in this Agreement.

          4.          Until further written notice from Agent, which Agent may only deliver (i) upon the occurrence of a monetary default; provided, however, such notice will be revoked by Agent upon the curing of such monetary default and/or (ii) during the continuance of an Event of Default (as defined in the Loan Agreement), Agent hereby directs Bank to, and Agent and Bank hereby agree that, Bank shall honor the following standing Instructions: all available funds in the Account will be made available for draft or wire to the order of Company in accordance with Bank’s customary practices.  Company, Bank and Agent agree that upon Receipt (as defined below) of written notice from Agent altering, modifying, amending, revoking or terminating such standing Instructions, Bank shall immediately comply with such written notice and shall immediately cease complying with the standing Instructions set forth above.

          5.          Notwithstanding anything to the contrary in this Agreement, Bank hereby waives any and all rights of setoff, banker’s lien and/or other like or similar rights it may now have or hereafter acquire against or with respect to each of the Account and the Funds, except with respect to (i) any returned or uncollected Funds originally deposited into an Account to the extent that Company or Agent or any Lender received value for such Funds, or (ii) Bank’s customary service charges that are directly and solely related to such Account.  Company agrees to pay the charges of Bank in effect from time to time for the performance of the services set forth in this Agreement and for any other charges in connection with this Agreement or the Account.  Bank’s charges shall be billed directly to Company in accordance with its normal practice.  Except as expressly provided for elsewhere in this Agreement, none of Agent or  Lenders shall bear any responsibility for such amounts.  Charges, fees or other obligations of Company due to Bank for services provided by Bank, other than those directly and solely related to the Account, may not in any event be debited to the Account.  Company hereby authorizes Bank, without prior notice, from time to time to debit any other non-depository account Company may have with Bank for amounts due to Bank hereunder.  If Company fails to reimburse Bank for returned or uncollected Funds and the available funds in the Account and all other separate account(s) of Company are insufficient for such reimbursement, then (after Bank has exhausted its efforts to collect such funds from Company) Agent will indemnify and hold Bank harmless only for the amount of any returned or uncollected Funds and only to the extent that Agent received payment in respect of such Funds.  Such indemnity shall be paid by Agent paying to Bank the amount of the returned or uncollected Funds.

          6.          Company hereby irrevocably makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as Company’s true and lawful attorney and agent-in-fact to endorse Company’s name on all checks payable to Company (or any reasonable variation of their names) with the endorsement “Credit to the account of within named payee without prejudice.”  Bank’s appointment as agent to endorse such checks is for the specific, limited and restricted purpose of endorsement for deposit as described above and at no time shall be interpreted as authorizing Bank as such agent to commit Company or Agent or any Lenders to acceptance of any legend of any kind, nature or description appearing on such checks.

          7.          Bank will exercise ordinary care in the performance of its services under this Agreement, and shall be liable to Agent, Lenders or Company only for losses caused by the gross negligence, bad faith or willful misconduct of Bank or its agents or employees.  Each of Company and Agent agree that Bank shall not be liable for any damage or loss to it for any delay or failure in performance arising out of the acts or omissions of any third parties, including, but not limited to, various communications services, courier services, the Federal Reserve System, any other bank or any third party that may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or any similar or dissimilar cause beyond the reasonable control of Bank.  IN ANY EVENT, BANK WILL NOT BE DEEMED TO BE OBLIGATED, LIABLE OR ACCOUNTABLE UPON OR UNDER ANY GUARANTY, REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING THE WARRANTY OF FITNESS FOR A PARTICULAR USE, IN ANY MANNER OR FORM BEYOND THE OBLIGATIONS, REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT.  COMPANY AND AGENT AGREE THAT IN NO EVENT SHALL BANK BE LIABLE FOR LOSS OF PROFITS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF BANK IS SPECIFICALLY ADVISED OR AWARE OF SUCH POSSIBILITY.

          8.          It is understood that the services contemplated by this Agreement are provided as a convenience to Company.  In consideration thereof, Company agrees to indemnify and hold Bank, Agent and each Lender harmless from any and all liability, claims, losses, and demands whatsoever, including reasonable legal fees and expenses, however arising or incurred, because of or in connection with Bank’s performance of this Agreement and the transfer of funds contemplated under this Agreement except those arising from Bank’s, Agent’s or any Lender’s gross negligence, bad faith or willful misconduct.

          9.          This Agreement shall continue in full force and effect until terminated by Bank upon not less than sixty (60) calendar days’ written notice to each of the other parties, by Agent upon notice to the other parties, or by Company with the prior written consent of Agent.  Termination of this Agreement shall in no event affect any obligation incurred under this Agreement before such termination.  This Agreement may be amended or modified from time to time only in a writing executed by each of the parties hereto.  This Agreement shall automatically terminate upon Bank’s Receipt of written notice from Agent of the irrevocable payment in full in cash of all of Company’s obligations due and owing to Agent and Lenders with respect to the Loan (as such term is defined in the Loan Agreement) and the termination of the Loan Agreement.

          10.         Any notice or request hereunder shall be given to any party at its respective address set forth beneath such party’s signature to this Agreement or at such other address as such Person may hereafter specify in a notice given in the manner required under this Section 10.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, on the date on which such is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

          11.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law provisions.  This Agreement may be signed by facsimile and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and shall supersede any other agreement relating to the matters referred to herein and therein and/or the Account and/or Funds (including without limitation the Account Documentation) to the extent of any conflict.  This Agreement is binding upon the parties hereto and their respective successors and assigns and/or heirs and personal representatives (including any trustee of  Company appointed or elected in any action under the Bankruptcy Reform Act of 1978, as amended) and shall inure to their benefit upon written notice to the parties hereto.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.  If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible.

          12.         Bank shall provide Agent with such information with respect to the Account and Funds as Agent may from time to time request, and Company hereby consents to such information being provided to Agent.  Upon receipt of written notice of any lien or security interest or adverse claim against any Account or any Funds, Bank will make reasonable efforts to promptly notify Agent and Company.  Company authorizes Bank, and Bank agrees, to give Agent access to all Account activity via on-line and web access.

          13.         Company acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable (except to the extent Company may terminate this Agreement or this Agreement is otherwise terminated in accordance with its terms) and are powers coupled with an interest.

          14.         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACCOUNT OR FUNDS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

[SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, this Control Account Agreement has been signed by the parties as of the date written above.

BANK OF AMERICA, N.A., as Bank and as Agent

By:	/s/ GREGORY W. EGLI

Name:	Gregory W. Egli
Title:	Senior Vice President

Address:	Bank of America, N.A.
1185 Avenue of the Americas
New York, New York 10036
Fax:	(212) 819-6098

CORPORATE REALTY INCOME FUND I, L.P., as Company

By:	/s/ ROBERT F. GOSSETT, JR.

Name:	Robert F. Gossett, Jr.
Title:	General Partner

By:	1345 REALTY CORPORATION,
General Partner

By:	/s/ ROBERT F. GOSSETT, JR.

Name:	Robert F. Gossett, Jr.,
Title:	President

Address:	Corporate Realty Income Fund I, L.P.,
475 Fifth Avenue
New York, New York 10017
Fax:	(212) 696-1271

SCHEDULE 1

ACCOUNT

Bank of America, N.A. Account Number [WITHHELD FOR CONFIDENTIALITY]